UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2023 (September 13, 2023)

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40443	81-2948451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 Science Park Road San Diego, California 92121

(858) 333-7830 (Registrant’s address of principal executive offices and telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	OMIC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The description of the 3033 Lease Amendment (as defined below) set forth under Item 1.02 is hereby incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 19, 2023, Singular Genomics Systems, Inc. (the “Company”) entered into an agreement for termination of lease (as amended, the “Lease Termination Agreement”) with an affiliate of Alexandria Real Estate Equities, Inc. (“ARE”). Pursuant to the Lease Termination Agreement, the Company and ARE agreed to terminate that certain lease agreement entered into by the parties in January 2022 (the “OAS Lease”) for the lease of two buildings to be constructed in connection with One Alexandria Square in La Jolla, California (the “Leased Premises”), contingent on a third-party tenant entering into a new lease with ARE for the Leased Premises by a specified date (the “Lease Termination Contingency”).

On September 13, 2023 (the “Contingency Satisfaction Date”), ARE notified the Company that the Lease Termination Contingency had been satisfied under the terms of the Lease Termination Agreement. Upon the satisfaction of the Lease Termination Contingency and pursuant to the Lease Termination Agreement, ARE agreed to pay the Company lease termination payments of (a) approximately $1.8 million within 10 business days of the Contingency Satisfaction Date, and (b) an additional amount of approximately $1.0 million within 135 days of the Contingency Satisfaction Date. In addition, ARE agreed to refund the Company approximately $1.1 million in prepaid base rent under the terms of the OAS Lease and return to the Company a letter of credit in the amount of approximately $1.1 million issued to ARE pursuant to the terms of the OAS Lease, in each case within 60 days of the Contingency Satisfaction Date.

Concurrent with the Lease Termination Agreement, the Company and ARE entered into an amendment (the “3033 Lease Amendment”) to that certain lease agreement between the parties originally signed in November 2019 (as amended, the “3033 Lease”), pursuant to which the Company leases certain office space in San Diego, California, from ARE. Pursuant to the 3033 Lease Amendment, upon the satisfaction of the Lease Termination Contingency, the Company agreed to extend the term of the 3033 Lease from an expected termination date of December 1, 2024, to a new termination date of October 31, 2036. In addition, ARE agreed to provide the Company with a specified tenant improvement allowance and a limited right to expand the 3033 Lease to add additional designated space if such space becomes available on specified terms pursuant to the terms of the 3033 Lease Amendment.

The foregoing descriptions of the terms of the Lease Termination Agreement, the 3033 Lease Amendment, and the 3033 Lease do not purport to be complete and each is qualified in its entirety by reference to the full text of the Lease Termination Agreement, the 3033 Lease Amendment, and the 3033 Lease, as applicable, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Singular Genomics Systems, Inc.

Dated:	September 14, 2023	By:	/s/ Dalen Meeter
Dalen Meeter Chief Financial Officer Principal Financial Officer and Principal Accounting Officer